Exhibit 5.1

[Zoma Law Group, LLC, Letterhead]

January 9, 2009

Firefish, Inc.
533 47th Road
2nd Floor
Long Island City, NY 11101

Ladies and Gentlemen:

We have acted as counsel to Firefish, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") for resale of 3,155,555 shares of the Company's common stock, $0.001 par value per share, 1,000,000 shares of the common stock, $0.001 par value per share issuable upon the exercise of warrants and 3,000,000 shares of the Company's common stock, $0.001 par value per share to be issued in connection with the Company’s planned financing  (the "Common Stock").

This opinion is delivered to you in connection with the Registration Statement on Form S-1, Registration Number 333-____, including all pre-effective and post-effective amendments thereto (the "Registration Statement") for the resale of the Common Stock, filed with the Securities and Exchange (the "Commission") under the 1933 Act.

In rendering the opinions set forth herein, we have relied only upon the Registration Statement and the proceedings of the Board of Directors of the Company relating to the issuance of the Common Stock. We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents or to verify the adequacy or accuracy of same. In rendering this opinion, we have assumed the genuineness of all signatures on original documents, the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity with originals documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that all of the shares of Common Stock, when issued in accordance with the terms of the applicable documentation and warrants,  will have been duly authorized and will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Interest of Named Experts and Counsel" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Zoma Law Group, LLC